UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): August 4, 2015

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

780 Dedham Street

Suite 800

Canton, MA 02021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 4, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of Collegium Pharmaceutical, Inc. (the “Company”) recommended, and the Company’s Board of Directors approved, the terms of new executive employment agreements (collectively, the “Employment Agreements”) with Michael Heffernan, the Company’s Chief Executive Officer and Paul Brannelly, the Company’s Chief Financial Officer.

The Employment Agreements provide Messrs. Heffernan and Brannelly with an annual base salary of $488,800 and $325,000, respectively, subject to annual review by the Committee.  Additionally, the Employment Agreements provide Messrs. Heffernan and Brannelly with an annual target bonus opportunity equal to 50% of base salary and 35% of base salary, respectively.

Upon a termination of Mr. Heffernan’s employment by the Company without cause (as defined in each employment agreement, as applicable), or a resignation by Mr. Heffernan for good reason (as defined in each employment agreement, as applicable), Mr. Heffernan is eligible to receive (i) payment of any annual bonus otherwise payable with respect to a year ended prior to the cessation of Mr. Heffernan’s employment, (ii) continuation of Mr. Heffernan’s base salary for a period equal to 12 months, (iii) waiver of the applicable premium otherwise payable for COBRA continuation coverage for a period equal to 12 months, (iv) full vesting with respect to all unvested restricted stock, stock options and other equity incentives awarded to Mr. Heffernan, and (v) a lump sum payment equal to Mr. Heffernan’s target annual bonus.

Upon a termination of Mr. Brannelly’s employment by the Company without cause or a resignation by Mr. Brannelly for good reason, Mr. Brannelly is eligible to receive (i) payment of any annual bonus otherwise payable with respect to a year ended prior to the cessation of Mr. Brannelly’s employment, (ii) continuation of Mr. Brannelly’s base salary for a period equal to 9 months, and (iii) waiver of the applicable premium otherwise payable for COBRA continuation coverage for a period equal to 9 months.

For each executive, cessations of employment due to a termination by the Company without Cause or by an executive for Good Reason that occur during the twelve (12) month period immediately following the occurrence of a change in control (as defined in each employment agreement, as applicable), the executive will receive the payments and benefits described above, subject to the following modifications: (i) the applicable period for salary and benefits continuation for Messrs. Heffernan and Brannelly will be 18 months and 12 months, respectively and (ii) all unvested restricted stock, stock options and other equity incentives awarded to the executive by the Company will become immediately and automatically fully vested and exercisable (as applicable).

Each executive is entitled to participate in all of the Company’s employee benefit plans, subject to the terms and conditions of such plans.

Further, each Employment Agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for 12 months following any cessation of employment with respect to Mr. Heffernan and for 9 months following any cessation of employment with respect to Mr. Brannelly.

The foregoing description of the Employment Agreements is only a summary and is qualified in its entirety by reference to the full text of the Employment Agreements between the Company and (i) Mr. Heffernan and (ii) Mr. Brannelly, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit Index attached to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEGIUM PHARMACEUTICAL, INC.

Date: August 10, 2015	By:	/s/ Paul Brannelly
Name: Paul Brannelly
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated August 4, 2015, by and between Michael Heffernan and Collegium Pharmaceutical, Inc.
10.2	Employment Agreement, dated August 4, 2015, by and between Paul Brannelly and Collegium Pharmaceutical, Inc.